SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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Teleconnect Inc.
(Name of Registrant as Specified In Its Charter)

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Teleconnect Inc.

Oude Vest 4
4811 BD Breda
The Netherlands
Telephone: 011-31-630-048-023

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 27, 2014

The annual meeting of shareholders of Teleconnect Inc., a Florida corporation (“Teleconnect”), will be held at 10:00 a.m. (local time) on Thursday, March 27, 2014, at the Teleconnect offices at Oude Vest 4, 4811 BD Breda, The Netherlands, for the following purposes:

1.	To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.
2.	To ratify the appointment of Coulter & Justus, P.C. as the independent auditors of Teleconnect Inc. for the fiscal year ending September 30, 2014.
3.	To obtain non-binding advisory approval of the compensation paid to Teleconnect’s executive officers.
4.	To obtain a non-binding advisory vote on the frequency of future votes regarding executive compensation.
5.	Ratification of the Board of Directors’ actions and decisions since the last shareholder meeting.
6.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on February 17, 2014 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed envelope for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

A copy of Teleconnect’s Annual Report (its Form 10-K) for the year ended September 30, 2013 and a copy of Teleconnect’s quarterly report on Form 10-Q for the three month period ended December 31, 2013 are available without charge from Teleconnect upon request or may be viewed at the World Wide Website of the Securities and Exchange Commission (http://www.sec.gov Ticker TLCO).

DATED at Breda, The Netherlands this 17th day of February, 2014.

BY ORDER OF THE BOARD OF DIRECTORS
Dirk L. Benschop, Chief Executive Officer and President

Teleconnect Inc.

Oude Vest 4
4811 BD Breda
The Netherlands

Additional material in relation to ITEM 5 on the “NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 27, 2014”

THIS PROXY STATEMENT IS DATED FEBRUARY 17, 2014, AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT  MARCH 5, 2014.

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Teleconnect Inc. (“Teleconnect”) for the Annual Meeting of Shareholders.

ITEM 5:
Ratification of the Board of Directors’ actions and decisions since THE last shareholder meeting

Shareholders are being asked to ratify the actions and decisions of the Board of Directors as disclosed in the quarterly (10Q) and annual (10K) reports filed with the Securities Exchange Commission since the last shareholders’ meeting.

Specifically, shareholders are being asked to ratify the actions authorized by the Board of Directors relating to the issuances of stock and an agreement to repurchase shares as described in the corresponding Form 8-K, Form10-K and Form 10-Q reports filed since the last shareholder meeting excerpts from which are set forth below:

From Form 8-K filed July 18, 2011

On July 15, 2011, Teleconnect entered into agreements with two investors to issue to each investor 133,334 shares of its restricted common stock in exchange for an investment of $200,000 each. The securities were offered and sold only to two parties, non-U. S. persons and entities, in reliance upon Regulation S of the Securities Act of 1933, as amended.

From Form 10-K filed December, 2011

Sale of Unregistered Securities

During the quarter ended September 30, 2011, the Company sold unregistered Common Stock in a private placement program under which shares have been issued:  240,676 shares for $216,150 on August 26, 2011, 133,334 shares for $200,000 on July 14, 2011, and 133,334 shares for $200,000 on July 12, 2011.

The Company has 100,000 shares (totaling $98,250) of Common Stock subscribed but not issued as of September 30, 2011.

Subsequent to the fiscal year ended September 30, 2011, the Company agreed to place 445,940 shares of the Company’s common stock for $406,500; these shares have not been issued as of the date of filing. All shares were sold to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended.  There were no underwriters involved and no underwriting discounts or commissions were paid.

Equity Transcations

On October 15, 2010 the Company issued 675,505 shares of restricted common stock valued at $709,280 for the purchase of Wilroot/HEM.

On December 2, 2010 the Company agreed with the holder of the loan from related party to issue 250,000 shares of the Company’s restricted common stock to satisfy $348,741 in accrued interest.

From Form 8-K filed November 19, 2012

On August 20th, 2012, an investor agreed to purchase 250,000 shares of common stock of Teleconnect Inc. (the “Company”). On September 24th, 2012, the same investor purchased an additional 250,000 shares of common stock of the Company and on October 23rd, 2012, 350,000 more shares of common stock of the Company. The Company issued a total of 850,000 shares of its restricted common stock to the investor in exchange for an aggregate price of €518,000 for the purchase of such shares.

In addition, on November 16th, 2012 the Company issued a total of 150,000 shares of its restricted common stock to three individual investors that each invested €50,000 of capital for an aggregate price of €150,000 between November 14th and 15th, 2012. There were no underwriting discounts or commission paid in connection with the above described sales. The securities were offered and sold only to persons other than U. S. persons in reliance upon Regulation S promulgated under the Securities Act of 1933, as amended.

From Form 10-K filed December, 2012

Equity Transcations

During the year ended September 30, 2012 the Company sold 1,707,297 shares of its common stock for $1,294,118 to qualified investors of which 500,067 shares ($230,886) are subscribed but unissued. The subscribed shares were issued subsequent to September 30, 2012.

From Form 8-K filed August 2, 2013

Item 1.01 Entry into a Material Definitive Agreement.

On July 31st, 2013, Teleconnect Inc. (the “Company”) entered into an agreement with the Trustee of 2,293,067 shares, representing 24.14% of the Company’s issued and outstanding shares, in the name of Hombergh Holdings BV and Quick Holdings BV, such that these shares are repurchased by the Company for a total of €500,000 payable as described below.

In exchange, the Trustee has agreed to irrevocably forgo his right to claim the return of €7,608,938 in relation to loans made to Teleconnect by Hombergh Holdings BV and Quick Holdings BV and the associated interest generated up to the date of the agreement on receipt of a €200,000 installment which was paid with the signing of the agreement. The second installment of €200.000 will be paid to the Trustee on or before September 30th, 2013 and the third installment of €100,000 will be made effective on or before November 30th, 2013. The trustee will return the share certificates to Teleconnect in the following proportions; 2/5ths after receiving the first installment, 2/5ths after receiving the second installment and 1/5th after reception of the third installment.

The Board of Directors of the Company has approved this agreement and believes it to be in the best interest of the Company and all its shareholders that the shares be repurchased and that the total debt owed to the Trustee be removed from Teleconnect’s accounting. There were no underwriting discounts or commissions paid in connection with the above described repurchase.

From Form 10-K filed December, 2013

Sale of Unregistered Securities

During the fiscal year ended September 30, 2013, the Company sold 2,843,709 shares of its common stock for $1,943,297 to qualified investors, of which 1,724,627 shares ($746,695) are subscribed but unissued. The unissued shares were issued subsequent to year-end. All shares were sold to accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended.  There were no underwriters involved and no underwriting discounts or commissions were paid.

Equity Transcations

During the year ended September 30, 2013 the Company sold 969,030 shares of its common stock for $1,163,714 to qualified investors of which 194,030 shares ($169,187) are subscribed but unissued.

During the year ended September 30, 2013 the Company issued 50,000 shares of its common stock valued at $56,038 for services.

During the year ended September 30, 2013 the Company issued 1,874,679 shares of its common stock in relation to the sale of common stock and promissory note packages to qualified investors (See Note 8). The purchase price was allocated to the notes and stock based on the relative fair value of each with $779,583 allocated to the shares and $410,343 allocated to the promissory notes.

On July 1, 2013 the Company repurchased 175,000 shares of its common stock for $42,476.

From Form 10-Q filed February, 2014

Equity Transcations

During the three months ended December 31, 2013 the Company issued 814,894 shares of its common stock in relation to the sale of common stock and promissory note packages to qualified investors (See Note 2). The purchase price was allocated to the notes and stock based on the relative fair value of each with $349,440 allocated to the shares and $174,721 allocated to the promissory notes.

More specific details and explanations are contained in the filed documents which can be found on www.sec.gov (company name TELECONNECT).